UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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NovaBay Pharmaceuticals, Inc.

 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

5980 Horton Street, Suite 550

Emeryville, California 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2015

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay”). The Special Meeting will be held on December 11, 2015, at 3:00 p.m. Pacific Time at the Wareham Building, 5858 Horton Street, Suite 260, Emeryville, CA 94608, for the following purposes:

1.

To approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of all of the outstanding shares of NovaBay common stock, par value $0.01 per share, at a specific ratio within a range from 1-for-15 to 1-for-25, and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before January 31, 2016 (“Proposal One”); and

2.

To adjourn the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One (“Proposal Two”).

The Board of Directors of NovaBay has determined that the proposals to be presented to the stockholders for their consideration at the Special Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to (1) vote “FOR” the authorization of the Board of Directors to amend NovaBay’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of NovaBay’s outstanding common stock at the discretion of the Board of Directors, and (2) vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, for the reasons set forth in the Proxy Statement. The foregoing proposals are described in more detail in the accompanying Proxy Statement. No other business will be considered and voted upon at the Special Meeting.

The record date for the Special Meeting is November 19, 2015. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof. Your Vote Is Important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting.

November 20, 2015	By Order of the Board of Directors,

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 11, 2015:

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail. If you have questions or need assistance in voting your shares, including casting or changing your vote, please contact our proxy solicitor, Georgeson Inc., at (888) 680-1526 (toll free). If voting by mail, a return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

The Proxy Statement to security holders is available at www.edocumentview.com/NBY (for all stockholders).

i

NOVABAY PHARMACEUTICALS, INC.

5980 Horton Street, Suite 550

Emeryville, California 94608

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”), the accompanying Notice of the Special Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the Special Meeting of Stockholders to be held on December 11, 2015 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. The Special Meeting will be held at 3:00 p.m. Pacific Time at the Wareham Building, 5858 Horton Street, Suite 260, Emeryville, California 94608. The Proxy Statement, the Notice, the proxy card and other proxy materials are expected to be mailed on or about November 20, 2015, to all stockholders entitled to vote at the Special Meeting.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Special Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as November 19, 2015 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our common stock held by such stockholder as of the Record Date. As of the Record Date, 87,138,547 shares of our common stock were outstanding, and no shares of our preferred stock were outstanding.

If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the enclosed proxy card):

●	In person at the Special Meeting;

●	Via the Internet;

●	By telephone; or

●	By mail.

Voting by Internet. If you are a stockholder of record, you may use the Internet to transmit your vote up until 1:00 a.m. Pacific Time, December 11, 2015. Visit www.investorvote.com/NVBY and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone. If you are a stockholder of record, you may call 1-800-652-VOTE (8683) and use any touch-tone telephone to transmit your vote up until 1:00 a.m. Pacific Time, December 11, 2015. Have your proxy card in hand when you call and then follow the instructions.

Voting by Mail. If you are a stockholder of record and you would like to vote by mail, please mark, sign, date and mail the proxy card you received from us in the return envelope.

If your shares are in “street name,” that is, registered in the name of a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet options are available. A large number of brokers, banks or other nominees provide eligible stockholders the opportunity to vote in this manner. If your broker, bank or other nominee allows for this, your voting form will provide instructions for such alternative method of voting.

The presence at the Special Meeting, either in person or by proxy duly authorized, of holders of a majority of the voting power of all the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If you have questions or need assistance in voting your shares, including casting or changing your vote, please contact our proxy solicitor, Georgeson Inc., at (888) 680-1526 (toll free).

Required Votes

Approval of Proposal One, the amendment to NovaBay's Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect a reverse split of NovaBay’s outstanding common stock at the discretion of the Board, requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. Abstentions will have the same effect as “AGAINST” votes. Brokers do not have discretionary authority to vote on the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split without instruction from the beneficial owner. Therefore, broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the Special Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) with respect to Proposal One will have the same effect as a vote “AGAINST” Proposal One.

Approval of Proposal Two, adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One, requires “FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the same effect as “AGAINST” votes. Brokers do have discretionary authority to vote on adjournment of the Special Meeting without instruction from the beneficial owner. As brokers have discretionary authority to vote shares in the absence of voting instructions from stockholders with respect to Proposal Two, we expect no broker non-votes will result from Proposal Two; however, if any broker non-votes are submitted, they will have the same effect as an “AGAINST” vote.

Proxies

Please use the enclosed proxy card to vote by mail. If your shares are held in street name, then in lieu of a proxy card, you should receive from your broker, bank or other nominee an instruction form for voting. You must follow the voting instructions you receive from your broker, bank or other nominee. Should you receive more than one proxy card or voting instruction form, it is because your shares are held in multiple accounts or registered in different names or addresses. Please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure all of your shares will be voted. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If the enclosed proxy card is properly signed and returned to us, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. However, if such proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR Proposal One and Proposal Two described in the Notice and this Proxy Statement.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card and returning the proxy card by mail, by telephone, over the internet or in person at the Special Meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the NYSE MKT, LLC (the “NYSE MKT”), the exchange on which shares of our common stock are listed, deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under current applicable rules, for Proposal One, unless provided with voting instructions, a broker cannot vote shares of the Company’s common stock for approval of the grant of discretionary authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split. Proposal Two is considered to be a routine matter. Accordingly, your broker, bank or other nominee will have discretionary authority to vote your shares on Proposal Two only.

Revoking Proxies

If your shares are held in your name and you completed and submitted a proxy card to vote your shares, you may revoke or change your vote at any time before the Special Meeting by filing a notice of revocation or submitting another signed proxy card with a later date with our Corporate Secretary, Mr. Thomas J. Paulson, at our principal executive offices at 5980 Horton Street, Suite 550, Emeryville, California 94608. If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, then you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. If your shares are held in street name, you should contact your bank, broker or other record holder of your shares to obtain instructions if you wish to revoke or change your vote before the Special Meeting. If you attend the Special Meeting and vote by ballot, any proxy you submitted previously to vote the same shares will be revoked automatically and only your vote at the Special Meeting will be counted. Simply attending the meeting will not, by itself, revoke your proxy. If your shares are held in street name and you want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. In the absence of a legal proxy issued by the record holder of your shares, your vote in person at the Special Meeting will not be effective.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

NovaBay has engaged Georgeson Inc. to assist in proxy solicitation and collection at a cost of $5,500, plus out-of-pocket expenses.

Results of the Voting at the Special Meeting

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Special Meeting.

PROPOSAL ONE:
AUTHORIZATION OF THE BOARD TO AMEND THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE SPLIT OF NOVABAY’S OUTSTANDING

COMMON STOCK AT ITS DISCRETION

Summary

Our Board has unanimously approved a proposal to effect a reverse split of all of our outstanding shares of common stock by a ratio in the range of 1-for-15 to 1-for-25. If this proposal is approved by our stockholders, our Board shall have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interests and without further action by our stockholders, whether or not to effect the reverse stock split before January 31, 2016, or to abandon it. Should the Board proceed with a reverse stock split, the exact ratio shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the reverse stock split and the specific reverse stock split ratio following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;
●	our ability to have our shares of common stock remain listed on the NYSE MKT;
●	the anticipated impact of the reverse stock split on our ability to raise additional financing; and
●	prevailing general market and economic conditions.

If our Board determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

The number of authorized shares of Company capital stock, consisting of 240,000,000 authorized shares of common stock and 5,000,000 shares of preferred stock, will remain unchanged if this proposal is approved by stockholders and the reverse stock split is implemented. As a result of there being no change to the number of shares of our authorized capital stock in connection with the reverse stock split, the number of authorized shares of common stock that will be available for future issuance will increase significantly. As such, if this proposal is approved by our stockholders, these additional authorized shares of common stock will be available for issuance for any proper corporate purpose as determined by our Board, without further approval by the stockholders, except as required by law.

Our Board is seeking approval of the amendment to our Certificate of Incorporation to effect a reverse stock split and is not making a corresponding change to the Company’s authorized capital stock because the Company will significantly benefit from having the additional authorized shares available to pursue its historical capital raising strategy; it can maximize its near-term capital raising opportunities without the delay and expense in seeking stockholder approval for additional authorized common stock at that time. As of the date of this Proxy Statement, the Company does not have sufficient cash and cash equivalents to fund its planned operations, so the Company plans to use the excess authorized common stock in connection with its historical financing strategy of raising capital, including debt and equity financings and strategic alliances, and which may involve the issuance of common stock or securities convertible or exercisable for common stock. While the Company does not have any current and/or definite plans, agreements or arrangements, whether written or oral, to issue any of the newly authorized shares in connection with a capital raising transaction, such a transaction could arise at any time following the date of this Proxy Statement, either prior to or after the Special Meeting.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the reverse stock split, is set forth in Exhibit A to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the reverse stock split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

Our Board of Directors believes that approval of the amendment to the Certificate of Incorporation to effect the reverse stock split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the reverse stock split is approved at the Special Meeting and the Board determines to effect the reverse stock split, the reverse stock split will become effective as of 4:30 p.m. Eastern Standard Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing.  We refer to this time and date as the “Effective Date.” Except as explained below with respect to fractional shares, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board.

Purpose of the Reverse Stock Split

The Board believes that a reverse stock split is desirable for three reasons. First, the Board believes that a reverse stock split may be necessary to maintain the listing of our common stock on the NYSE MKT. Second, the Board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Third, the Board believes that by maintaining the current level of authorized shares after the reverse stock split, the Company will be well positioned to pursue its historical financial strategy of raising additional capital in order to fund its operations, and to maximize future financing opportunities.

Maintain our listing on the NYSE MKT. Our common stock is traded on the NYSE MKT, the leading capital market for small cap companies within the NYSE. On April 28, 2015, the Company was notified by the NYSE MKT that it no longer satisfied continued listing standards and fell into the delisting categories set forth in Section 1003(a)(ii) (stockholders’ equity of less than $4,000,000 if an issuer has sustained losses from continuing operations and/or net losses in three (3) of its four (4) most recent fiscal years) and Section 1003(a)(iii) (stockholders’ equity of less than $6,000,000 if an issuer has sustained losses from continuing operations and/or net losses in its five (5) most recent fiscal years) of the NYSE MKT Company Guide (the “Company Guide”). In order to maintain our listing, we submitted a plan of compliance, addressing how we intend to regain compliance with the Company Guide within 18 months, or by November 28, 2016. We continue our listing but will be subject to periodic reviews by the NYSE MKT. If we do not make progress consistent with the plan, the exchange will initiate delisting procedures as appropriate.

In addition, in order to maintain continued listing on the NYSE MKT, among other requirements, our common stock must maintain an average minimum closing stock price of $0.20 over any 30-day consecutive trading period, with $0.20 being the current NYSE MKT internal precedent threshold of what the NYSE MKT considers to be a “low price per share” and constitute “low selling price issues” of the issuer pursuant to NYSE MKT Company Guide Section 1003(f)(v). As of November 19, 2015, our 30-day average closing stock price was $0.24 per share, which is above the $0.20 “low price per share” minimum threshold. However, the Company’s closing stock price has dipped below $0.20 per share on individual days in the months of October and November 2015. Should the Company’s 30-day average closing stock price go below the $0.20 per share threshold, the NYSE MKT may issue to the Company a formal “Early Warning Letter.” The Early Warning Letter may initiate a six (6) month period under which the NYSE MKT urges the Company to effect a reverse stock split and closely monitors the performance of the Company’s common stock. At the end of the six (6) month period, the NYSE MKT may evaluate the Company’s most recent 30-day average closing price, as well as the Company’s absolute closing price before the end of the six (6) month period, to determine whether the Company is below the NYSE MKT compliance standards. While the NYSE MKT will evaluate the totality of the circumstances, there is a potential that the NYSE MKT could initiate delisting procedures against the Company. We believe that completing the reverse stock split will result in an increase in our common stock price that will maintain it above the $0.20 “low price per share” threshold, which would enable the Company to continue to comply with NYSE MKT listing requirements for maintaining stock price.

The Board has considered the potential harm to the Company and its stockholders should the NYSE delist our common stock from the NYSE MKT. Delisting could adversely affect the liquidity of our common stock because alternatives, such as the OTC Markets and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that a reverse stock split is a potentially effective means for us to maintain compliance with the rules of the NYSE MKT and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NYSE MKT by potentially increasing the price of our common stock.

Improve the marketability and liquidity of the common stock. We also believe that the increased market price of our common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock.  A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

Additional share capacity for capital raises. Although the reverse stock split will not have any dilutive effect on our stockholders, the proportion of shares of common stock that will be issued and outstanding following the reverse stock split when compared to the authorized shares of common stock that the Company may issue will change significantly, because the authorized number of shares of the Company’s capital stock of 245,000,000 shares, consisting of 240,000,000 shares of common stock and 5,000,000 shares of preferred stock, will not be reduced in connection with the reverse stock split. Accordingly, the Company will have significantly more shares of common stock available for issuance than it did prior to the implementation of the reverse stock split.

As previously disclosed in the Company’s filings with the SEC, the Company does not currently have sufficient cash and cash equivalents to fund its planned operations (despite recent capital raising efforts), and the Company plans to use the excess authorized shares as a result of the reverse stock split to continue to pursue its historical financing strategy of raising additional capital in order to fund its operations and meet its ongoing obligations.  By maintaining its current level of authorized shares, the Company will be better equipped to engage in its near-term capital raising efforts. The Company is currently considering possible debt and equity financings and strategic alliances, which may involve the issuance of common stock or securities convertible or exercisable for common stock.  While the Company does not have any current and/or definite plans, agreements or arrangements, whether written or oral, to issue any newly authorized shares in connection with a capital raising transaction, such a transaction could arise at any time following the date of this Proxy Statement, either prior to or after the Special Meeting.

In connection with any near-term public capital raise by the Company, the offer and sale of securities by the Company will be made utilizing a Registration Statement on Form S-1 (“Form S-1”), instead of a short-form Registration Statement on Form S-3 (“Form S-3”).  As an issuer with its common stock having an aggregate market value of less than $75 million held by non-affiliates, the Company previously was qualified to use a Form S-3 by complying with the transaction requirement that permits an issuer to offer and sell its securities on Form S-3, provided that the total securities sold does not exceed one-third of the aggregate market value of the issuer’s outstanding common equity held by non-affiliates during the prior 12-month period.  In our October 2015 public offering, which resulted in net proceeds to us of $2.1 million, we utilized the remaining amount of securities that we could sell in a 12-month period on Form S-3.  As a result, any public offering of our securities to raise additional capital will have to be conducted using a Form S-1, which will require additional disclosure than is required to be included in a Form S-3, as well as increased time, expense and Company resources.

In light of the reasons mentioned above, including the anticipated need to use the excess authorized capital shares available as a result of the reverse stock split to conduct capital raise efforts, the Board believes that the number of authorized shares of common stock should remain at 240,000,000 shares, and the number of authorized shares of preferred stock should remain at 5,000,000 shares. Such excess authorized shares would be available to the Company in order for the Company to have the resources and flexibility to raise capital as needed and to further support the Company’s projected needs for additional equity capital in the future.

In sum, the Company believes that providing the Board with the ability to effect the reverse stock split will help the Company to maintain compliance with the continued listing requirements for minimum average share price in the Company Guide and could improve the marketability and liquidity of our common stock, and is therefore in the best interests of the Company and our stockholders. In addition, by maintaining the current level of authorized shares after the reverse stock split, the Company will be well positioned to pursue its historical financing strategy of raising additional capital in order to fund its operations, and to maximize future financing opportunities. However, the Board reserves its right to abandon the reverse stock split if it determines, in its sole discretion, that it would no longer be in the Company’s and our stockholders’ best interests.

Risks of the Proposed Reverse Stock Split

The proposed reverse stock split may lead to a decrease in our overall market capitalization. The reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the reverse stock split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the reverse stock split.

The proposed reverse stock split may decrease the liquidity of our stock. The liquidity of our common stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not remain above the NYSE MKT minimum $0.20 “low price per share” average closing price over a 30-day consecutive trading period as a result of the reverse stock split. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the reverse stock split to have any anti-takeover effects.

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of complying with the rules of the NYSE MKT. The effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Further, the market price of our common stock may decrease due to factors unrelated to the stock split, including our future financial performance, general market conditions, and prospects for future success. If the reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. As a result of any one or more of these reasons, the Company may not be able to raise its stockholders’ equity above the level required by the NYSE MKT Company Guide, despite effecting a reverse stock split. In addition, we may be delisted due to a failure to meet other continued listing requirements. For example, the Board expects that a reverse split of our common stock will assist in maintaining the market price of our common stock above the $0.20 “low price per share” minimum 30-day trading average closing price requirement under the NYSE MKT Company Guide. However, for the reasons listed above, there is a potential that the Company may not be able to maintain an average minimum closing stock price of $0.20 over any 30-day consecutive trading period. Accordingly, we cannot assure you that we will be able to maintain or gain compliance, as the case may be, with our NYSE MKT listing requirements after the reverse stock split is effected.

Delisting of our common stock could, among other things, substantially impair our ability to raise additional funds, result in loss of institutional investor interest and fewer financing opportunities for us, and/or result in potential breaches of representations or covenants of our warrants, subscription agreements or other agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements. Claims related to any such breaches, with or without merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

The proposed reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the proposed reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Company common stock following the reverse stock split may be required to pay higher transaction costs if they sell their shares of common stock.

Principal Effects of the Reverse Stock Split

Common stock. If this proposal is approved by the stockholders at the Special Meeting and the Board determines to effect the reverse stock split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.  Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of common stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of common stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments (i.e., in proportion to the reverse stock split ratio) will be made to any convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into shares of common stock.

Effect of the reverse stock split on voting rights. Except for adjustments that may result from the treatment of fractional shares as described below, because the reverse stock split would apply to all issued shares of our common stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split.

Effect on stock-based plans. Proportional adjustments (i.e., in proportion to the reverse stock split ratio) will be made to the maximum number of shares issuable under, and other terms of our 2002 Stock Option Plan, 2005 Stock Option Plan, and 2007 Omnibus Incentive Plan (collectively, the “Plans”), including adjustments (based upon the reverse stock split ratio) by the Board or a committee thereof, as applicable, to the number of shares available for future grant under the Plans, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the reverse stock split, so as to avoid the effect of increasing the value of awards previously granted.

Listing. Our shares of common stock currently trade on the NYSE MKT. The reverse stock split will not directly affect the listing of our common stock on the NYSE MKT, although we believe that a reverse stock split could potentially increase our stock price, facilitating compliance with the NYSE MKT’s minimum stockholders’ equity requirement. Following the reverse stock split, our common stock will continue to be listed on the NYSE MKT under the symbol “NBY” although our common stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our common stock.

“Public company” status. Our common stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act.  The proposed reverse stock split will not affect our status as a public company.  The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Odd lot transactions.  It is likely that some of our stockholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock.

Authorized but unissued shares; potential anti-takeover effects.  Our Certificate of Incorporation presently authorizes 240,000,000 shares of common stock and 5,000,000 shares of preferred stock. The reverse stock split would not change the number of authorized shares of the common stock or preferred stock as designated. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with capital-raising transactions as discussed above under “Purpose of the Reverse Stock Split—Additional share capacity for capital raises,” and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware Corporation Law and the Company Guide rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our common stock that would become available for issuance upon an effective reverse stock split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in, or removal of, our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Board Discretion to Implement or Abandon Reverse Stock Split

After stockholder approval, the reverse stock split will be effected, if at all, only upon a determination by our Board that the reverse stock split (with an exchange ratio determined by our Board as described above) is in the Company’s and its stockholders’ best interests. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our common stock, the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock, our ability to have our shares of common stock remain listed on the NYSE MKT, the anticipated impact of the reverse stock split on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split, including the specific ratio selected by the Board. If the Board does not implement the reverse stock split prior to January 31, 2016, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the Company’s and its stockholders' best interests.

Fractional Shares

We will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. To the extent any holders of pre-reverse stock split shares are entitled to fractional shares as a result of the reverse stock split, the Company will issue an additional share to all holders of fractional shares.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split.  It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences.  It applies to you only if you held shares of pre-reverse stock split common stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of common stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar.  The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof.  These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax consequences to United States holders of common stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. This discussion applies only to United States holders.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes and, therefore, a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. As a result, a stockholder should not recognize gain or loss upon the reverse stock split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split (including any whole share received in exchange for a fractional share) will equal the aggregate tax basis of the shares of the common stock surrendered. The stockholder’s holding period in the shares of the common stock received (including any whole share received in exchange for a fractional share) will include the holding period in the shares of the common stock surrendered. Treasury regulations promulgated under the Internal Revenue Code provide detailed rules for allocating the tax basis and holding period of the shares of the common stock surrendered to the shares of the common stock received pursuant to the reverse stock split. Stockholders who acquired their shares of common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Accounting Consequences

Following the Effective Date of the reverse stock split, if any, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our common stock outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Computershare Limited, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of common stock issued in connection with the reverse stock split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the reverse stock split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the reverse stock split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the reverse stock split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company's registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s common stock. They are, however, provided with a statement reflecting the number of shares of the Company’s common stock registered in their accounts.

●

If you hold registered shares of the Company’s common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of the Company’s common stock in registered book-entry form.

●

If you are entitled to post-reverse stock split shares of the Company’s common stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date of the reverse stock split indicating the number of shares of the Company’s common stock you hold.

Required Vote for Stockholder Approval

In order for us to amend the Certificate of Incorporation to give effect to the reverse stock split, such amendment must be approved by our Board and approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Assuming stockholder approval, our Board will adopt resolutions when it deems appropriate, approving the reverse stock split with an exchange ratio, and the amendment to our Certificate of Incorporation and declaring that the amendment to the Certificate of Incorporation to effect the reverse stock split is advisable and in the best interests of the Company and its stockholders.

At the Special Meeting, a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at the discretion of the Board.

Recommendation of Our Board

For the reasons described in this Proxy Statement, our Board recommends unanimously that you cast your vote “FOR” the authorization of the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at the discretion of the Board.

PROPOSAL TWO:
ADJOURNMENT OF THE SPECIAL MEETING

Summary

A proposal will be submitted to the stockholders at the Special Meeting to approve adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One. Any adjournment of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote For Stockholder Approval

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Special Meeting is required for approval.

Recommendation of Our Board

Our Board recommends unanimously that you cast your vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of November 19, 2015, regarding the ownership of our common stock by:

●	each person who is known by us to own more than 5% of our shares of common stock;

●	each of our senior executive officers who are “Named Executive Officers” under SEC proxy rules;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 87,138,547 shares of common stock outstanding as of November 19, 2015. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders (other than Executive Officers and Directors)
China Pioneer Pharma Holdings Limited(2)	14,736,312	16.1%
190 Elgin Avenue, George Town,
Grand Cayman, Cayman Islands KY1-9005

Ramin Najafi, Ph.D.(3)	4,690,341	5.3%

Executive Officers and Directors
Thomas J. Paulson, M.B.A.(4)	709,997	*
Roy Wu, M.B.A.(5)	410,022	*
Paul E. Freiman(6)	338,791	*
Gail Maderis(7)	388,775	*
T. Alex McPherson, M.D., Ph.D., ICD.D(8)	571,172	*
Massimo Radaelli, Ph.D.(9)	28,125	*
Mark M. Sieczkarek(10)	651,618	*
LI Xinzhou	—(2)	*

All directors and executive officers as a group (9 persons)(11)	3,422,335	3.8%

_______________

*     Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 5980 Horton Street, Suite 550, Emeryville, California 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within sixty (60) days of November 19, 2015. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within sixty (60) days of November 19, 2015 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Director LI Xinzhou is chief executive officer and chairman of China Pioneer Pharma Holdings Limited (“China Pioneer Pharma”), President of Pioneer Pharma (Singapore) Pte. Ltd. (“Pioneer Singapore”), and Director of Pioneer Pharma (Hong Kong) Company Limited (“Pioneer Hong Kong”). Mr. Li disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma, Pioneer Singapore, and Pioneer Hong Kong. China Pioneer Pharma has sole voting and investment power with respect to 608,156 of these shares. In addition, as a result of its indirect ownership of Pioneer Singapore, China Pioneer Pharma has beneficial ownership of the remaining 14,128,156 shares, which consist of 9,595,656 shares held directly by Pioneer Singapore and 4,532,500 shares issuable upon exercise of outstanding warrants held by Pioneer Singapore, which are exercisable as of November 19, 2015, or within sixty (60) days after such date. Pioneer Singapore is a wholly owned subsidiary of Pioneer Hong Kong and has sole voting and investment power with respect to the 9,595,656 shares which it directly holds. Pioneer Hong Kong is a wholly owned subsidiary of China Pioneer Pharma. The address for Pioneer Hong Kong is: Flat 2605, 26/F Trendy Centre, 682 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong. The address for Pioneer Singapore is: 33A Chander Road, Singapore 219539.

(3)

Includes (i) 3,324,699 shares of common stock held by the Najafi Family Trust dated September 13, 2006, of which Dr. Najafi and his spouse are the trustees, (ii) 12,000 shares of common stock held indirectly in an Individual Retirement Account, (iii) 213,195 shares of common stock held directly by Dr. Najafi, and (iv) 848,782 shares and 291,665 shares of common stock issuable upon exercise of outstanding options and warrants, respectively, which are exercisable as of November 19, 2015, or within sixty (60) days after such date. The address for Dr. Najafi is: 32 Nunes Drive, Novato, California 94945.

(4)

Includes (i) 92,196 shares of common stock held directly by Mr. Paulson and (ii) 617,801 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

(5)

Includes (i) 19,296 shares of common stock held directly by Mr. Wu and (ii) 390,726 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

(6)

Includes (i) 45,137 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Mr. Freiman and his spouse are trustees and (ii) 293,654 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

(7)

Includes 388,775 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date. The right to exercise these stock options is held by the Gail J. Maderis Revocable Trust dated April 8, 2013.

(8)

Includes (i) 6,700 shares held by the McPherson Family Trust, (ii) 37,693 shares held directly by Dr. McPherson, and (iii) 526,779 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

(9)	Includes 28,125 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

(10)

Includes (i) 196,466 shares held directly by Mr. Sieczkarek and (ii) 163,487 shares and 291,665 shares of common stock issuable upon exercise of outstanding options and warrants, respectively, which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

(11)

Includes the following held by one executive officer not appearing in the table: (i) 23,000 shares held directly; and (ii) 300,835 shares issuable upon exercise of outstanding options which are exercisable as of November 19, 2015, or within sixty (60) days after such date.

DEADLINE FOR RECEIPT OF
STOCKHOLDER PROPOSALS OR NOMINATIONS

Due Date For Stockholder Proposals and Nominations For Next Year’s Annual Meeting

Under applicable SEC rules, to be considered for inclusion in our annual meeting proxy materials next year, your proposal must be submitted by January 1, 2016; however, if NovaBay’s 2016 Annual Meeting of Stockholders is not held on or between June 12, 2016 and July 12, 2016, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Pursuant to our Bylaws, if you wish to submit a proposal to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (for next year’s 2016 annual meeting, these dates would be February 13, 2016 and March 14, 2016, respectively); provided, however, that in the event that the date of the 2016 Annual Meeting is held more than thirty (30) days prior to or more than thirty (30) days after June 12, 2016, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 5980 Horton Street, Suite 550, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 5980 Horton Street, Suite 550, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

DIRECTIONS TO SPECIAL MEETING LOCATION

The Special Meeting will be held at the Wareham Building, 5858 Horton Street, Suite 260, Emeryville, California 94608 at 3:00 p.m. Pacific Time on December 11, 2015. Directions to this location are available at www.edocumentview.com/NBY (for all stockholders).

November 20, 2015	By Order of the Board of Directors,

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek Chairman of the Board

Your vote is important. Whether or not you expect to attend the Special Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail by using the enclosed postage-paid reply envelope. If you have any questions about this Proxy Statement or the Special Meeting, or if you need assistance with the voting procedures, including casting or changing your vote, please contact our proxy solicitor, Georgeson Inc., at (888) 680-1526 (toll free).

Exhibit A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
NOVABAY PHARMACEUTICALS, INC.

      NOVABAY PHARMACEUTICALS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2010.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating Paragraph C of Article IV of the Certificate of Incorporation to read in its entirety as follows:

“Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each [______] outstanding shares of Common Stock (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split,  all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by [___] and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at a Special Meeting of Stockholders held on December 11, 2015, or such other time as determined by the authorized officers of the Company, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, NOVABAY PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its [______________] this [        ] day of [                         ], 201[5/6].

NOVABAY PHARMACEUTICALS, INC.

By:

NovaBay PHARMA

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on December 11, 2015.

Vote by Internet

- Go to **www.investorvote.com/NVBY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title. If the stockholder is a partnership, please sign in the partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 2556031

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

027JYD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NovaBay PHARMA

PROXY — NOVABAY PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NOVABAY PHARMACEUTICALS, INC. ("NovaBay") hereby appoints MARK M. SIECZKAREK and THOMAS J. PAULSON, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Special Meeting of Stockholders of NovaBay to be held on Friday, December 11, 2015, at 3:00 pm Pacific Time at the Wareham Building, 5858 Horton St., Suite 260, Emeryville, CA 94608 and at any adjournment or postponement thereof, and to vote all shares by the undersigned of NovaBay's common stock held of record on November 19, 2015, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

The undersigned hereby revokes any other proxy to vote at such Special Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued and to be signed on the reverse side)